Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT:

TransCommunity Financial Corporation

Thomas M. Crowder-EVP, Investor Relations

4235 Innslake Drive

Glen Allen, VA 23060

804-934-9999

TransCommunity Financial Corporation Announces

Filing of Restated Financial Statements

and Resignations of Chief Financial Officer

and Two Directors from Holding Company Board

Richmond, Virginia.  January 22, 2007.  TransCommunity Financial Corporation (Symbol: “TCYF”), the holding company for Bank of Powhatan, N.A., Bank of Goochland, N.A., Bank of Louisa, N.A. and Bank of Rockbridge, announced today that it has completed its restatement of past financial statements and filed amendments to its Annual Report on Form 10-KSB for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended March 31, 2006.  The Company had concluded in August 2006 to restate certain financial statements contained in the initial filings.  As previously reported, the restatements reflect corrections and adjustments relating to the improper accounting for loans subject to certain loan participation agreements that the Company had entered into with third-party financial institutions since February 2004.

The Company also announced that its Chief Financial Officer, William B. Littreal, will be resigning from that position effective January 26, 2007 in order to take a similar position at a larger, Virginia bank holding company.  “We are extremely grateful for everything that Bill Littreal has done for TransCommunity as Chief Financial Officer over the past year,” said Bruce B. Nolte, President and Chief Executive Officer.  “We have endured some difficult challenges, and we would not have been able to work through them without Bill’s help.  Obviously, we are disappointed to lose him, but we are happy for him with his next opportunity.”

The Company also reported that it expects to become current with its reporting obligations with respect to all of its outstanding historical financial statements by January 31, 2007.  The remaining filings to be made with the Securities and Exchange Commission in order to become current are the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2006 and September 30, 2006.

The Company plans to hire an interim Chief Financial Officer as soon as possible, as it searches for a permanent replacement for Mr. Littreal.

Since the discovery of internal control weaknesses that caused the improper accounting that resulted in the financial statement restatements, the Company’s management and Board of Directors have conducted an extensive review of the Company’s overall accounting and internal control environment.  The Company has adopted and implemented measures in connection with its ongoing efforts to improve its internal control processes, some of which have been enhanced further or implemented in connection with the restatement process.  These measures include the review and modification of certain loan operating policies to provide guidance on daily operations and the provision of additional training to loan personnel.

In addition, the Company’s Board of Directors has voted to improve the Company’s internal control environment by centralizing certain operational functions.  The Company has also engaged a third party consulting firm, Brintech, Inc., to help the Company analyze its back room operations and implement any recommended process improvements.  The Company expects to receive the consultant’s recommendations by the end of January 2007.

The Company also reported that two of the Company’s directors – Lawrence W. Broomall and David M. Purcell – have resigned from the Board of Directors.  These resignations follow the resignation of Lawrence B. Nuckols from the Board of Directors in December 2006.  In submitting his resignation, each of these individuals expressed interest in serving solely a subsidiary bank director, rather than on the holding company board.  Mr. Broomall continues to serve as Chairman of the Board of Bank of Rockbridge, Mr. Purcell continues to serve as the Chairman of the Board of Bank of Louisa and Mr. Nuckols continues to serve as the Chairman of the Board of Bank of Goochland.  Each of these individuals has indicated continued support for the Company and expressed his intent to remain chairman of his respective bank’s board.

Forward-Looking Statements

This news release contains forward-looking statements. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. Forward-looking statements may include, but are not limited to, discussions concerning:

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Projections of revenues, expenses, losses, losses per share, net interest margins, asset growth, loan production, deposit growth, and other performance measures

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Expansion of operations, including de novo banks and branch openings, entrance into new markets, development of products and services

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Discussions on the outlook of the economy, competition, regulation, taxation, company strategies, subsidiaries, investment risk and policies

Actual results or performance could differ from those implied or contemplated by forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties, including, among others: general business, economic and market conditions, fiscal and monetary policies, war and terrorism, natural disasters, changes in interest rates, deposit flows, loan demand and real estate values; a deterioration in credit quality and/or a reduced demand for credit, competition with other providers of financial products and services; the issuance or redemption of additional Company equity or debt; volatility in the market price of the Company’s common stock; changes in accounting principles, policies or guidelines, changes in laws or regulation; reliance on other companies for products and services; operational or systems risks; and other economic, competitive, servicing capacity, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and delivery of services. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. TransCommunity does not undertake, and specifically disclaims any obligation, to publicly update or revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, whether as the result of new information, future events or otherwise.